UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2006
Palm, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29597 (Commission File Number)	94-3150688 (I.R.S. Employer Identification Number)

950 W. Maude Avenue, Sunnyvale, California	94085

(Address of principal executive offices)	(Zip Code)
(408) 617-7000
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On June 28, 2006, Palm, Inc. (“Palm”) and Xerox Corporation (“Xerox”) entered into a Patent License and Settlement Agreement (the “Agreement”) that resolves Xerox’s lawsuit against Palm, PalmSource, Inc., a wholly owned subsidiary of ACCESS Co., Ltd. (“PalmSource”), and 3Com Corp. (“3Com”). Xerox filed the suit in 1997 alleging the handwriting-recognition technology marketed as Graffiti® and formerly used in Palm OS® handheld devices infringed a Xerox patent known as the Unistrokes patent. Palm paid Xerox $22.5 million for a fully paid-up license for three Xerox patents, including Unistrokes, and a seven-year mutual covenant not to sue for patent infringement within mutually agreed fields of use. Pursuant to the settlement all defendants received a full and unconditional release from any claim for infringement of the Unistrokes patent, and Xerox will dismiss the entire suit with prejudice. In addition, PalmSource and 3Com are entitled to a fully paid-up license to the Unistrokes patent.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.
Date: June 30, 2006	/s/ Mary E. Doyle
Mary E. Doyle
Senior Vice President, General Counsel and Secretary